Exhibit 99.2

AMENDED AND RESTATED JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the parties named below agree to the joint filing on their behalf of the statement on Schedule 13D (along with any amendments thereto) to which this amended and restated joint filing agreement is attached with respect to the Class A Common Stock, no par value per share, of Protective Insurance Corporation, an Indiana corporation, and further agree that this amended and restated joint filing agreement be included as Exhibit 99.2 to the Schedule 13D. This amended and restated joint filing agreement supersedes and replaces any joint filing agreements previously entered into by any of the parties named below. In evidence thereof, the undersigned have duly executed this joint filing agreement as of the date set forth below.

Date:	April 22, 2020		/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr.

/s/ Vincent J. Dowling
Vincent J. Dowling

/s/ David P. Delaney, Jr.
David P. Delaney, Jr.

IRA FBO Vincent J. Dowling, Jr. Roth Conversion Account

		By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr.
Administrator and Beneficial Owner

IRA FBO Vincent J. Dowling Roth Conversion Account

		By:	/s/ Vincent J. Dowling
Vincent J. Dowling
Administrator and Beneficial Owner

Dowling Capital Partners V, LLC

		By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr., Manager

Vincent J. Dowling, Jr. Family Trust

		By:	/s/ Vincent J. Dowling
Vincent J. Dowling, Trustee

Dowling & Partners Securities, LLC

By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr., Manager

Protective Partners, LLC

By:	/s/ Vincent J. Dowling, Jr.
Vincent J. Dowling, Jr., Managing Member

Lancer Insurance Company

By:	/s/ David P. Delaney, Jr.
David P. Delaney, Jr.
Chief Executive Officer

Protective Investment Partners, LLC

By:	/s/ David P. Delaney, Jr.
David P. Delaney, Jr., Manager